                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       November 30, 1998
                                                   ---------------------


                               The Rouse Company
                               -----------------
            (Exact name of registrant as specified in its charter)

              Maryland         0-1743           52-0735512
        --------------------  -----------   ------------------
         (State or other      (Commission     (IRS Employer
          jurisdiction of     File Number)    Identification No.)
          incorporation)


10275 Little Patuxent Parkway
Columbia, Maryland                                    21044-3456
------------------                                    ----------
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (410) 992-6000
                                                   --------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

The Rouse Company (the "Company") previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 1998, that on June 30, 1998, the Company entered into an agreement with Teachers Properties, Inc. ("Teachers") to acquire all of the income-producing properties and certain land parcels of Rouse-Teachers Properties, Inc. ("RTPI"), an entity in which Teachers held a 95% ownership interest and the Company held a 5% ownership interest.

On November 30, 1998, a wholly owned subsidiary of the Company acquired from Teachers its interest in RTPI.

The acquired assets of RTPI (the "RTPI Properties") consist of 22 office buildings in metropolitan Baltimore, Maryland containing approximately 1,034,000 square feet of leasable space, 26 industrial buildings in metropolitan Baltimore containing approximately 1,675,000 square feet of leasable space, 8 office buildings in Columbia, Maryland containing approximately 428,000 square feet of leasable space, 10 office buildings in metropolitan Washington, D.C. containing approximately 1,227,000 square feet of leasable space, an office building in suburban Harrisburg, Pennsylvania containing approximately 231,000 square feet of leasable space and approximately 107 salable acres of land in the Baltimore and Washington metropolitan areas. The Company intends to continue operating the acquired properties as office and industrial buildings except for three of the acquired buildings in metropolitan Washington, D.C. that the Company sold on December 1, 1998 for an aggregate price of approximately $91 million.

The aggregate purchase price for the properties, negotiated between the Company and Teachers, was approximately $373 million, including approximately $112 million of debt secured by the properties and assumed by the Company. The Company funded the net purchase price due at closing of approximately $261 million by issuing $100 million (3,525,782 shares) of common stock, a $50 million note secured by certain of the acquired properties, a $58 million unsecured note and a payment of $53 million in cash to Teachers. The cash paid at closing was funded by available cash balances and by borrowings under the Company's revolving credit facility that was underwritten by The First National Bank of Chicago and Bankers Trust Company.

The Company is filing this Current Report on Form 8-K/A to include financial statements specified by Rule 3-14 of Regulation S-X of RTPI Properties and related pro forma financial information of the Company.

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

The following financial statements and pro forma financial information are filed as part of this report:

(a) Financial statements of real estate operations acquired specified by Rule 3-14 of Regulation S-X. See Index to Financial Statements and Pro Forma Financial Information (page F-1).

(b) Pro forma financial information required pursuant to Article 11 of Regulation S-X. See Index to Financial Statements and Pro Forma Financial Information (page F-1).

(c)  Exhibits:

   23.1    Consent of Deloitte & Touche LLP, Independent Auditors

                                   Signatures
                                   ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE ROUSE COMPANY

Date: February 12, 1999                 By /s/  Jeffrey H. Donahue
      -----------------                    -----------------------
      Jeffrey H. Donahue
      Executive Vice-President and
      Chief Financial Officer


Date: February 12, 1999                 By /s/  George L. Yungmann
      -----------------                    -----------------------
      George L. Yungmann
      Senior Vice-President and
      Controller

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION



The following historical financial statements and pro forma financial information are presented in accordance with Rule 3-14 and Article 11, respectively, of Regulation S-X of the Securities and Exchange Commission. The historical financial statements have been audited only for the RTPI Properties' most recent fiscal year as the transaction relating to RTPI Properties (as described in the Company's Current Report on Form 8-K dated December 14, 1998), is not with a related party and the Company, after reasonable inquiry, is not aware of any material factors related to the RTPI Properties not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results except as to interest expense related to certain mortgage debt assumed and new debt issued by the Company to finance the acquisition of RTPI Properties and as to related depreciation and amortization. A discussion of material factors considered by the Company in assessing RTPI Properties is included in the introductory language regarding the pro forma financial statements on page F-6. In addition, since RTPI Properties will be directly or indirectly owned by an entity that intends to elect to be treated as a REIT for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.


                                                                              PAGE
                                                                              ----
RTPI PROPERTIES
---------------
Report of Independent Auditors..............................................   F-2
Statement of Revenues and Certain Expenses for the
 Nine Months Ended September 30, 1998 (Unaudited) and
 for the Year Ended December 31, 1997.......................................   F-3
Notes to Statement of Revenues and Certain Expenses.........................   F-4

THE ROUSE COMPANY AND SUBSIDIARIES
----------------------------------
Introductory language regarding Unaudited Pro Forma
 Condensed Consolidated Financial Statements................................   F-6
Pro Forma Condensed Consolidated Balance Sheet as of
 September 30, 1998 (Unaudited).............................................   F-8
Pro Forma Condensed Consolidated Statement of Operations
 for the Year Ended December 31, 1997 (Unaudited)...........................   F-9
Pro Forma Condensed Consolidated Statement of Operations
 for the Nine Months Ended September 30, 1998 (Unaudited)...................   F-10
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)..   F-11


                          Independent Auditors' Report
                          ----------------------------



The Board of Directors
 of The Rouse Company


We have audited the accompanying statement of revenues and certain expenses of RTPI Properties for the year ended December 31, 1997. This financial statement is the responsibility of RTPI Properties' management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission Rule 3-14 of Regulation S-X and is not intended to be a complete presentation of RTPI Properties' revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the revenues and certain expenses of RTPI Properties as described in
Note 1, for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Baltimore, Maryland
February 12, 1999

                                RTPI PROPERTIES

                   Statement of Revenues and Certain Expenses
            For the Nine Months Ended September 30, 1998 (Unaudited)
                    and For the Year Ended December 31, 1997




                                                             Nine Months
                                                          Ended September 30,       Year Ended
                                                                 1998               December 31,
                                                             (unaudited)                1997
                                                         --------------------  ----------------------
Revenues
 Rents and related revenues                                      $41,224,952              $53,359,583
                                                                 -----------              -----------
                                                                  41,224,952               53,359,583
                                                                 -----------              -----------

Expenses
 Property operations                                              15,369,558               20,401,511
 Land operations                                                      50,036                  181,511
 Interest                                                          6,580,611                9,034,225
                                                                 -----------              -----------
                                                                  22,000,205               29,627,247
                                                                 -----------              -----------
Revenues in excess of certain expenses                            19,224,747               23,732,336
Taxes                                                                 38,826                   52,595
                                                                 -----------              -----------
  Net revenues in excess of certain expenses                     $19,185,921              $23,679,741
                                                                 ===========              ===========

        The accompanying notes are an integral part of these statements

                                RTPI PROPERTIES

              Notes to Statement of Revenues and Certain Expenses
                 For the Year Ended December 31, 1997 and the
                 Unaudited Nine Months Ended September 30, 1998


1.  Organization
    ------------

     The accompanying statement of revenues and certain expenses relates to the operations of certain properties ("RTPI Properties") of Rouse Teachers Properties, Inc. ("RTPI"), a corporation 95% indirectly owned by Teachers Properties, Inc. ("TPI") and 5% indirectly owned by The Rouse Company ("TRC"). The RTPI Properties are 67 office and industrial buildings located throughout Maryland and Pennsylvania and 107 saleable acres of improved and unimproved land located in Maryland.

2.  Summary of Accounting Policies
    ------------------------------

     Basis of Presentation The statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and, accordingly, is not representative of the actual operations for the period presented as certain expenses which may not be comparable to the expenses expected to be incurred by The Rouse Company in the proposed future operations of the properties have been excluded. Expenses excluded consist largely of depreciation and amortization, write-off of land development costs and certain income taxes. The interim statement of revenue and certain expenses has been prepared on the same basis as the annual financial statement and includes all adjustments management believes are necessary for a fair presentation.

     Revenue Recognition Revenues from real estate leasing activities are reported on a straight line basis over the lease term.

     Estimates Used The preparation of this statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  Interest Expense
    ----------------

     Interest expense relates to mortgage debt collateralized by property with a carrying value of $177,192,544 and $171,301,998 at December 31, 1997 and September 30, 1998, respectively bearing interest at fixed and variable rates varying between 7.2% and 12.875%, and 6.74% and 9.5%, respectively. The weighted average interest rates for the year ended December 31, 1997, and the nine months ended September 30, 1998 were 8.59% and 7.89%, respectively.

                                RTPI PROPERTIES

              Notes to Statement of Revenues and Certain Expenses
                 For the Year Ended December 31, 1997 and the
                Unaudited Nine Months Ended September 30, 1998



4.  Related Party Transactions
    --------------------------

     TRC provides RTPI Properties with management services to operate and lease rental properties and to develop and sell improved and unimproved land. For the year ended December 31, 1997, the RTPI Properties paid $3,027,064 for these services, of which $2,988,837 was charged to operations and the remainder capitalized. For the nine months ended September 30, 1998, the RTPI Properties paid $2,135,870 for these services, of which $2,115,437 was charged to operations and the remainder capitalized.

     An affiliate of TRC manages RTPI Properties' operations for a fee of 3.5% of gross revenues as defined in the management agreement. These fees totaled $1,838,057 for the year ended December 31, 1997 and $1,576,851 for the nine months ended September 30, 1998.

5.  Subsequent Event
    ----------------

     On November 30, 1998, a wholly owned subsidiary of The Rouse Company acquired from TPI it's interest in the RTPI Properties for approximately $373,000,000, including approximately $112,000,000 of assumed debt.

6.  Litigation
    ----------

     RTPI Properties is party to a lawsuit which alleges damages of $8,000,000 relating to construction issues that arose prior to the Rouse Company acquiring an interest in McCormick Properties, Inc., the predecessor to RTPI Properties. RTPI Properties has been indemnified by Rouse-Teachers Holding Company against any loss it may incur as the result of said lawsuit and therefore management does not believe that the resolution of this lawsuit will have a material adverse effect on the RTPI Properties' financial position or result of operations.

     RTPI Properties is a defendant in other litigation arising in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters will not have a material effect on the RTPI Properties' consolidated financial position or results of operations.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS



On June 30, 1998 The Rouse Company (the "Company") entered into an agreement with Teachers Properties, Inc. ("Teachers") to acquire all of the income-producing properties and certain land parcels of Rouse-Teachers Properties, Inc. ("RTPI"), an entity in which Teachers held a 95% ownership interest and the Company held a 5% ownership interest. On November 30, 1998, a wholly owned subsidiary of the Company acquired from Teachers its interest in RTPI.

This Current Report on Form 8-K/A includes the financial statements of real estate operations acquired specified by Rule 3-14 of Regulation S-X for RTPI and related pro forma financial information of the Company required pursuant to
Article 11 of Regulation S-X.

The acquired assets of RTPI (the "RTPI Properties") consist of 22 office buildings in metropolitan Baltimore, Maryland containing approximately 1,034,000 square feet of leasable space, 26 industrial buildings in metropolitan Baltimore containing approximately 1,675,000 square feet of leasable space, 8 office buildings in Columbia, Maryland containing approximately 428,000 square feet of leasable space, 10 office buildings in metropolitan Washington, D.C. containing approximately 1,227,000 square feet of leasable space, an office building in suburban Harrisburg, Pennsylvania containing approximately 231,000 square feet of leasable space and approximately 107 salable acres of land in the Baltimore and Washington metropolitan areas. The Company sold three of the office buildings in metropolitan Washington, D.C. shortly after acquisition. The remaining buildings are generally in good condition and are 95% occupied. A subsidiary of the Company has managed the buildings for approximately ten years. After reasonable inquiry, the Company is not aware of any material factors that would cause the reported information not to be necessarily indicative of future operating results of the properties.

The following unaudited pro forma condensed consolidated financial statements are based upon the consolidated financial statements of The Rouse Company and the statements of revenues and certain expenses of RTPI Properties adjusted to give effect to the purchase of RTPI Properties. The pro forma condensed consolidated statements of operations do not include any revenues, operating and interest expenses or depreciation and amortization relating to the three buildings that the Company sold the day after closing. The pro forma condensed consolidated balance sheet and statements of operations are provided to illustrate the effects of the acquisition and have been prepared using the purchase method of accounting and, accordingly, the cost to purchase RTPI Properties is allocated among the assets acquired and liabilities assumed according to their respective fair values. These statements reflect how the balance sheet of The Rouse Company might have appeared at September 30, 1998 if the acquisition had been consummated at that date, and how the statements of operations of The Rouse Company for the year ended December 31, 1997 and the nine months ended September 30, 1998 might have appeared if the acquisition had been consummated at the beginning of the respective periods. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or financial position of The Rouse Company that would have occurred had the acquisition occurred at the beginning of the periods presented or on the date indicated, nor are they necessarily indicative of the future results of operation or financial position of The Rouse Company.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of The Rouse Company and the audited statement of revenues and certain expenses of RTPI Properties specified by Rule 3-14 included elsewhere in the report. The unaudited pro forma adjustments are based upon certain assumptions included in the notes to the unaudited pro forma condensed financial statements.

                       THE ROUSE COMPANY AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1998
                                  (Unaudited)
                                 (In thousands)

                                                                                                    The Rouse
                                                       The Rouse                                   Company and
                                                      Company and     Allocated      Pro Forma    Subsidiaries
                                                     Subsidiaries      Purchase     Adjustments    (Pro Forma
                      Assets                         (Historical)   Price (Note 1)    (Note 2)      Combined)
                                                     -------------  --------------  ------------  -------------
Property
  Operating properties, net........................    $2,997,340       $ 289,121   $         -     $3,286,461
  Properties in development........................       204,824           6,939             -        211,763
  Properties held for sale.........................       149,552          91,100             -        240,652
                                                       ----------       ---------   -----------     ----------
      Total property...............................     3,351,716         387,160             -      3,738,876
Investments in and advances to
 unconsolidated real estate ventures...............       303,415         (13,578)            -        289,837

Prepaid expenses, receivables under
 finance leases and other assets...................       234,420           3,557             -        237,977

Accounts and notes receivable......................        84,771           2,687             -         87,458

Investments in marketable securities...............         4,021               -             -          4,021

Cash and cash equivalents..........................        42,102         (55,768)       15,000          1,334
                                                       ----------       ---------   -----------     ----------
      Total........................................    $4,020,445       $ 324,058       $15,000     $4,359,503
                                                       ==========       =========   ===========     ==========

Liabilities and Shareholders' Equity

Debt...............................................    $3,073,121       $ 220,160       $15,000     $3,308,281

Obligations under capital leases...................         8,246               -             -          8,246

Accounts payable, accrued expenses
 and other liabilities.............................       268,045           3,898             -        271,943

Company-obligated mandatorily redeemable
 preferred securities of a trust holding
 solely Parent Company subordinated
 debt securities...................................       137,500               -             -        137,500

Shareholders' equity...............................       533,533         100,000             -        633,533
                                                       ----------       ---------   -----------     ----------
      Total........................................    $4,020,445       $ 324,058       $15,000     $4,359,503
                                                       ==========       =========   ===========     ==========

        The accompanying notes are an integral part of these statements

                       THE ROUSE COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year ended December 31, 1997
                                  (Unaudited)
                      (In thousands, except per share data)

                                    The Rouse
                                   Company and                  Pro Forma       The Rouse Company
                                  Subsidiaries                 Adjustments       and Subsidiaries
                                  (Historical)     RTPI          (Note 3)      (Pro Forma Combined)
                                  -------------  --------    ----------------  --------------------
Revenues........................    $  930,094    $53,360    $  (1,069)  (a)       $  964,814
                                                                (1,838)  (b)
Operating expenses, exclusive                                  (13,478)  (c)
 of   provision for bad debts,                                  (2,255)  (d)
  depreciation and amortization..       532,240     20,503      (1,838)  (b)          545,531
                                                                (5,374)  (c)
Interest expense................       207,490      9,034         (683)  (e)          224,176
                                                                 7,357   (f)
                                                                   978   (g)
Provision for bad debts.........         5,766         91                  -            5,857
Depreciation and amortization...        86,009          -        9,654   (h)            94,795
                                                                  (868)  (a)
Equity in earnings of
 unconsolidated
 real estate ventures...........             -          -            -                      -

Gain (loss) on dispositions of
 assets and other provisions,          (24,763)         -            -                (24,763)
  net...........................    ----------   --------    ---------             ----------
Earnings from continuing
 operations
 before income taxes............        73,826     23,732      (27,866)                69,692
Income taxes....................      (116,066)        53            -               (116,013)
                                    ----------   --------    ---------             ----------
Earnings from continuing            $  189,892    $23,679      (27,866)            $  185,705
 operations                         ==========   ========    =========             ==========

Earnings from continuing
 operations
 per share of common stock after
 provision for dividends on
 Preferred stock :
  Basic                             $     2.70                                     $     2.50
                                    ==========                                     ==========
  Diluted                           $     2.59                                     $     2.42
                                    ==========                                     ==========
Weighted average number of
 common shares outstanding:
  Basic                                 66,201                                         69,726
                                    ==========                                     ==========
  Diluted                               76,005                                         79,530
                                    ==========                                     ==========

        The accompanying notes are an integral part of these statements

                       THE ROUSE COMPANY AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months ended September 30, 1998
                                  (Unaudited)
                        (In thousands, except per share data)

                                                                                 The Rouse
                                    The Rouse                                   Company and
                                   Company and                  Pro Forma      Subsidiaries
                                  Subsidiaries                 Adjustments      (Pro Forma
                                  (Historical)     RTPI          (Note 3)        Combined)
                                  -------------  --------    ----------------  -------------

Revenues........................      $498,857    $41,225    $  (1,577)  (b)      $526,746
                                                               (10,068)  (c)
Operating expenses, exclusive                                   (1,691)  (d)
 of   provision for bad debts,
 depreciation and amortization..      258,220     15,385        (1,577)  (b)       267,836
                                                                (4,192)  (c)
Interest expense................       139,372      6,581         (512)  (e)       151,692
                                                                 5,518   (f)
                                                                   733   (g)
Provision for bad debts.........         3,716         34           -                3,750
Depreciation and amortization...        56,713          -       7,241    (h)        63,954
Equity in earnings of
 unconsolidated
 real estate ventures...........        49,928          -        (310)   (a)        49,618

Gain (loss) on dispositions of
 assets and other provisions,
 net............................       (5,220)         -           -                (5,220)
                                      --------   --------    --------             --------
Earnings from continuing
 operations before income
 taxes..........................        85,544     19,225     (20,857)              83,912
Income taxes....................           236         39          -                   275
                                      --------   --------    --------             --------
Earnings from continuing              $ 85,308    $19,186     (20,857)            $ 83,637
 operations.....................      ========   ========    ========             ========

Earnings from continuing
 operations
 per share of common stock after
 provision for dividends on
 Preferred stock :
  Basic .........................        $1.12                                       $1.04
                                      ========                                    ========
  Diluted .......................        $1.11                                       $1.03
                                      ========                                    ========
Weighted average number of
 common shares outstanding:
  Basic .........................       67,437                                          70,962
                                      ========                                        ========
  Diluted .......................       68,562                                          72,087
                                      ========                                        ========

        The accompanying notes are an integral part of these statements

                       THE ROUSE COMPANY AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (Unaudited)

1.  Allocated Purchase Price
    ------------------------

     The acquisition of RTPI Properties will be accounted for by the purchase method of accounting. Accordingly, the Company's acquisition costs will be allocated to the assets acquired and liabilities assumed according to their respective fair values. Prior to the acquisition, the Company owned a 5% ownership interest in RTPI Properties and accounted for its ownership interest by the equity method. The allocated purchase price reflects the consolidation of the Company's combined 100% ownership interest in RTPI Properties. In connection with the acquisition, the Company decided to sell three of the acquired buildings. The cost allocated to these buildings is classified as property held for sale in the accompanying pro forma balance sheet and represents the proceeds received by the Company from the sale on December 1, 1998.

     The unaudited pro forma condensed consolidated financial statements indicate that the aggregate fair value of the assets acquired and liabilities assumed and issued as part of the purchase price paid in the purchase are approximately $380 million and $224 million, respectively.
     The purchase allocation adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are based on the information available at this time. Subsequent adjustments and refinements to the allocation may be made based on additional information. Management believes that any subsequent adjustments will not have a material effect on the consolidated financial position of RTPI Properties.

2.   Balance Sheet Pro Forma Adjustments
     -----------------------------------

     The accompanying unaudited pro forma condensed balance sheet reflects the following adjustment to give effect to the acquisition of the ownership interests in RTPI Properties. The Company used available cash balances and borrowings under its unsecured revolving credit facility to pay approximately $56 million, including closing costs of approximately $3 million, in cash at closing. The adjustment reflects reclassification of $15 million of the resulting bank overdraft as borrowings under the Company's credit facilities.

                       THE ROUSE COMPANY AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (Unaudited)




3.  Statements of Operations Pro Forma Adjustments
    ----------------------------------------------

     The accompanying unaudited pro forma condensed consolidated statements of operations reflect certain adjustments which are explained below to give effect to the acquisition of RTPI Properties and to include results of operations for the indicated periods based on accounting policies of the Company where such policies differ from those which were applied in preparing the historical financial statements of RTPI Properties included elsewhere herein.

     (a) Eliminate revenues, depreciation expense and equity in earnings of unconsolidated real estate ventures related to the Company's 5% ownership interest in RTPI Properties. The historical consolidated financial statements of The Rouse Company for the year ended December 31, 1997 include revenue and depreciation expense based on the Company's equity in the earnings of RTPI Properties. The historical consolidated financial statements of The Rouse Company for the nine months ended September 30, 1998 include the Company's equity in the earnings of RTPI Properties in equity in earnings of unconsolidated real estate ventures.

     (b) Prior to the acquisition of RTPI Properties, the Company managed RTPI Properties for a fee. Accordingly, pro forma adjustments are to eliminate revenues and operating expenses related to the management of RTPI Properties included in the Company's historical consolidated statements of operations for the year ended December 31, 1997 and for the nine months ended September 30, 1998.

     (c) The Company sold three of the acquired properties shortly after closing. Accordingly, pro forma adjustments are to eliminate operating results of the properties sold.

     (d) Eliminate interest income earned at a rate of 5.5% on available cash of $41 million paid at closing.

     (e) Adjust interest expense to an effective rate of 6.74% on $112 million of mortgage debt secured by the acquired properties and assumed by the Company in the purchase.

                       THE ROUSE COMPANY AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                                  (Unaudited)




3.  Statements of Operations Pro Forma Adjustments, Continued
    ---------------------------------------------------------

     (f) Record interest expense at an effective rate of 6.85% on a mortgage note of $49.9 million and an unsecured note of $58 million issued to pay a portion of the acquisition cost.

     (g) Record interest expense at an effective rate of 6.52% on $15 million of borrowings under the Company's unsecured revolving credit facility used to fund the purchase price paid at closing.

     (h) Record depreciation expense for the acquired properties in accordance with the established accounting practices of the Company. The estimated remaining useful life of the acquired properties is 30 years.